UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 9, 2011
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation or organization)		Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On August 9, 2011, the Company’s Board of Directors declared a dividend of $0.375 per share on the Company’s shares of common stock (NYSE:ELS), representing, on an annualized basis, a dividend of $1.50 per common share. The dividend will be paid on October 14, 2011 to stockholders of record on September 30, 2011. The Company’s Board of Directors also declared a dividend of $0.502125 per share on the Company’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (NYSE:ELSPrA), representing, on an annualized basis, a dividend of $2.0085 per preferred share. The dividend will be paid on September 30, 2011 to stockholders of record on September 9, 2011. The Company’s Board of Directors also declared a dividend of $0.375 per share on the Company’s Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock, representing, on an annualized basis, a dividend of $1.50 per preferred share. The dividend will be paid on October 14, 2011 to stockholders of record on September 30, 2011.
     On August 9, 2011, the Company also closed on $100 million of secured financing. The loan requires interest only payments for the first two years and matures on September 6, 2021. We previously locked our interest rate on the loan at 5.03 percent per annum. The loan is secured by 10 manufactured home communities and two RV resorts.
     The Company has previously announced that it entered into purchase and other agreements to acquire a portfolio of 75 manufactured home communities and one RV resort (the “Acquisition Properties”) and certain manufactured homes and loans secured by manufactured homes located at the Acquisition Properties for a stated purchase price of $1.43 billion (the “Acquisition”), excluding estimated closing costs of approximately $22 million. Approximately $17 million of the estimated closing costs are expected to be incurred during the quarter ended September 30, 2011.
     As of August 8, 2011, the Company has closed on 51 of the 76 Acquisition Properties, and the proceeds from today’s loan are expected to be used in closing on the remaining 25 Acquisition Properties. In addition to the $100 million of gross proceeds obtained from today’s closing, the Company also expects to obtain an additional $125 million of secured financing in the next 60 days to fund a portion of the Acquisition, for a total of $225 million of new secured financing.
     The Company’s closing of the remainder of the Acquisition is subject to the receipt of loan servicer consents and other customary closing conditions. No assurances can be given that the additional secured financing or the remainder of the Acquisition will be completed in their entirety in accordance with the anticipated timing or at all.
     This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, statements regarding the anticipated closings of its pending Acquisition and the expected effect of the Acquisition on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2011 estimated net income and funds from operations;

•	in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	the completion of the Acquisition in its entirety and future acquisitions, if any, and timing and effective integration with respect thereto and the Company’s estimates regarding the future performance of the Acquisition Properties;

•	the Company’s inability to secure the contemplated debt financings to fund a portion of the stated purchase price of the Acquisition on favorable terms or at all and the timing with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with the Acquisition;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
     These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
     Equity LifeStyle Properties, Inc. is a fully integrated owner and operator of lifestyle-oriented properties and as of August 9, 2011, owns or has an interest in 358 quality properties in 32 states and British Columbia consisting of 130,891 sites. The Company leases individual developed areas, or sites, with access to utilities for placement of factory-built homes, cottages, cabins or recreational vehicles. Customers may lease individual sites or enter right-to-use contracts providing the customer access to specific properties for limited stays. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
Date: August 10, 2011	By:	/s/ Michael Berman
Michael Berman
Executive Vice President and Chief Financial Officer